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                                  EXHIBIT 23









CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Capitol Bancorp Ltd.
Lansing, Michigan


We hereby consent to the incorporation by reference and use of our report dated January 31, 1997, which appears on page 20 of Capitol Bancorp Ltd.'s Annual Report to shareholders for the year ended December 31, 1996, in that corporation's previously filed Form S-3 Registration Statement No. 33-71774 for its Shareholder Investment Program.


BDO SEIDMAN, LLP



\s\ BDO Seidman, LLP
---------------------

March 15, 1997
Grand Rapids, Michigan